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Exhibit 10.19

Form of
UNITED ONLINE, INC.

STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT (this "Agreement") has been entered into as of this 5th day of February 2002 by and between United Online, Inc., a Delaware corporation (the "Corporation"), and                        ("Pledgor").

RECITALS

        A.    In connection with the purchase of                        shares of the Corporation's common stock (the "Purchased Shares") pursuant to that certain Stock Purchase Agreement by and between Pledgor and the Corporation (the "Purchase Agreement"), Pledgor has issued that certain promissory note (the "Note"), dated February 5, 2002, payable to the order of the Corporation in the principal amount of $                        .

        B.    Such Note is secured by the Purchased Shares and other collateral upon the terms set forth in this Agreement.

        NOW, THEREFORE, it is hereby agreed as follows:

        1.    Grant of Security Interest.

          (a)  Pledgor hereby grants the Corporation a security interest in, and assigns, transfers to and pledges with the Corporation, the following securities and other property (collectively, the "Collateral"):

            (i)    the Purchased Shares delivered to and deposited with the Corporation as collateral for the Note;

            (ii)  any and all new, additional or different securities or other property subsequently distributed with respect to the Purchased Shares which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 2 of this Agreement;

            (iii)  any and all other property and money which is delivered to or comes into the possession of the Corporation pursuant to the terms of this Agreement; and

            (iv)  the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii) or (iii) above.

          (b)  To perfect the Corporation's security interest in and lien on the Collateral, Pledgor shall, upon the execution of this Agreement, immediately deliver to the Corporation, together with properly endorsed stock power assignments executed in blank, all certificates representing the Purchased Shares to be held by the Corporation until released pursuant to this Agreement.

        2.    Duty to Deliver.    Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (a) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's common stock (the "Common Stock") as a class without the Corporation's receipt of consideration or (b) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor, be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any securities shall be accompanied by one or more properly endorsed stock power assignments.

        3.    Representations and Warranties.    Pledgor hereby represents and warrants that:

          (a)  this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

          (b)  no consent, approval, authorization or other order of any Person is required for (i) the execution and delivery of this Agreement by Pledgor or the delivery by Pledgor of the Collateral to the Corporation as provided herein or (ii) for the exercise by the Corporation of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; and

          (c)  Pledgor is the owner of and has the full right and power to transfer the Collateral to the Corporation free and clear of any security interest, lien, restriction or encumbrance other than encumbrances set forth in the Stock Purchase Agreement and those created by entering into this Agreement.

        4.    Covenants.

          (a)  Pledgor will not, without the prior written consent of the Corporation, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a lien on any thereof.

          (b)  Pledgor will, at his own expense, execute, acknowledge and deliver all such instruments and take all such action as the Corporation from time to time may reasonably request in order to ensure to the Corporation the benefits of the first priority lien on and to the Collateral intended to be created by this Agreement.

          (c)  Pledgor will defend the title to the Collateral and the lien of the Corporation thereon against the claim of any person or entity claiming against or through Pledgor and will maintain and preserve such lien so long as this Agreement shall remain in effect.

          (d)  Pledgor agrees that he will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that he will not interfere with any right, power and remedy of the Corporation provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Corporation of any one or more such rights, powers or remedies.

          (e)  Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof provided however, that the Corporation shall have provided Pledgor with at least fifteen days prior written notice of such election. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the per annum rate of interest in effect under the Note.

        5.    Stockholder Rights.    So long as there exists no event of default under this Agreement, Pledgor may exercise all stockholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other stockholder materials pertaining to the Collateral.

        6.    Rights and Powers of Corporation.    The Corporation may, without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral:

          (a)  subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

          (b)  perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

          (c)  transfer record ownership of the Collateral to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only ifthere exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate. Any remaining cash shall be paid over to Pledgor.

        Any action by the Corporation pursuant to the provisions of Paragraph 6 may be taken without notice to Pledgor. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 13.

        7.    Care of Collateral.    The Corporation shall exercise reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (a) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (b) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (c) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder. Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.

        8.    Transfer of Collateral.    In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of te Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from any further responsibility for the transferred Collateral and all liability for the Collateral arising after the date of such transfer.

        9.    Release of Collateral.    Provided there does not otherwise exist any event of default under Paragraph 10, the Purchased Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

          (a)  Upon payment or prepayment of principal under the Note, together with payment of all accrued but unpaid interest to date on the principal amount so paid or prepaid, one or more of the Purchased Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(c) and 9(d) below) be released within two days following such payment or prepayment. The number of shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Purchased Shares held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

          (b)  Any additional Collateral which may hereafter be pledged and deposited with the Corporation pursuant to the requirements of Paragraph 2 shall be released at the same time the particular shares of Common Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(a).

          (c)  Under no circumstances shall any Purchased Shares or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder. In addition, in no event shall any Purchased Shares or other Collateral be released pursuant to Paragraph 9(a) or (b) if, and to the extent, the fair market value of the Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

            (i)    For all valuation purposes under this Agreement, the fair market value per share of any equity securities on any relevant date shall be determined in accordance with the following provisions:

              (A)  If the securities are at the time traded on the Nasdaq Stock Market, the fair market value shall be the closing selling price per share on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq Stock Market. If there is no reported closing selling price for the securities on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be deemed the fair market value.

              (B)  If the securities are at the time listed on any securities exchange, then the fair market value shall be the closing selling price per share on the date in question on the securities exchange serving as the primary market for the securities, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of the securities on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

              (C)  If the securities are at the time neither listed on any securities exchange nor traded on the Nasdaq Stock Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as the Board shall deem appropriate

            (ii)  Any Collateral (other than equity securities) shall be valued by the Corporation, taking into account such factors (including liquidity and transferability) as the Corporation shall, in its sole discretion, deem appropriate.

          (d)  So long as the Collateral is in whole or in part comprised of "margin stock" within the meaning of Section 221.2 of Regulation U of the Federal Reserve Board, then no Collateral shall thereafter be substituted for any Collateral under the provisions of Paragraph 6(a) or be released under Paragraph 9(a) or (b), unless there is compliance with each of the following additional requirements:

            (i)    The substitution or release must not increase the amount by which the indebtedness secured hereunder at the time of such substitution or release exceeds the maximum loan value (as defined below) of the Collateral immediately prior to such substitution or release.

            (ii)  The substitution or release must not cause the amount of indebtedness secured hereunder at the time of such substitution or release to exceed the maximum loan value of the Collateral remaining after such substitution or release is effected.

            (iii)  For purposes of this Paragraph 9(d), the maximum loan value of each item of Collateral shall be determined on the day the substitution or release is to be effected and shall, in the case of the shares of Common Stock and any additional Collateral (other than margin stock), equal the good faith loan value thereof (as defined in Section 221.2 of Regulation U) and shall, in the case of all margin stock (other than the Common Stock), equal fifty percent of the current market value of such stock.

        10.    Events of Default.    The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

          (a)  Pledgor's failure to pay the outstanding principal and accrued interest under the Note when due;

          (b)  Pledgor's failure to perform any obligation imposed upon Pledgor by reason of this Agreement that is not cured within the thirty days following written notice to Pledgor detailing the failure; or

          (c)  Pledgor's breach of any warranty contained in this Agreement.

        Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Delaware Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

        Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event that such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency.

        11.    Other Remedies.    The rights, powers and remedies granted to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. No waiver by the Corporation of any breach or default by Pledgor under this Agreement shall be deemed a waiver of any breach or default thereafter occurring. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation. Any such waiver shall be limited to its express terms.

        12.    Costs and Expenses.    In the event that any action, suit or proceeding arising out of this Agreement and/or in any action or proceeding to enforce a judgment based on a cause of action arising out of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). If the Corporation is the prevailing party in such an action, all of the Corporation's costs and expenses, including attorneys' fees, shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand and shall bear interest at the per annum rate of interest in effect under the Note.

        13.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

        14.    Successors.    This Agreement shall be binding upon the Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

        15.    Amendment.    None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Corporation and Pledgor.

        16.    Severability.    If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

        IN WITNESS WHEREOF, this Agreement has been entered into by Pledgor and the Corporation as of the date set forth in the introductory paragraph of this Agreement.

, PLEDGOR
Address:

AGREED TO AND ACCEPTED BY:
UNITED ONLINE, INC.
By:

Title:

Dated:

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Form of UNITED ONLINE, INC. STOCK PLEDGE AGREEMENT